                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                    ---------------


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 1996
                                    (July 11, 1996)


                                    ---------------


                              GRIFFITH CONSUMERS COMPANY
                                   CARL KING, INC.
                              FREDERICK TERMINALS, INC.
                (Exact name of registrant as specified in its charter)


            Delaware                    33-88526                 52-1887726
            Delaware                                             04-2941998
            Maryland                                            52-1863759
   (State or other jurisdiction      (Commission               (IRS Employer
        of incorporation)            File Number)          Identification No.)

             Griffith Consumers Company         Carl King, Inc.
             Frederick Terminals, Inc.          109 South Main Street
             2510 Schuster Drive                Camden, Delaware 19934
             Cheverly, Maryland  20781          (302) 697-3251
             (301) 322-3111
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                      ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

                                    Not Applicable

                            ITEM 2.  ACQUISITION OF ASSETS

    On July 11, 1996, Griffith Consumers Company (the "Company") acquired certain assets used in the operations of a chain of convenience stores within the states of Maryland, Delaware and Virginia under the "Shore Stop" trade name and a dealer petroleum sales business at two facilities located at Belle Haven, Virginia and Pocomoke City, Maryland from Regent Investments, Inc., Delaware Investments, Inc. and Mid-Atlantic Investments, Inc., each a Virginia corporation (collectively, the "Sellers" or "Regent"). The Company intends to continue using the acquired assets as convenience stores and dealer petroleum sales business, respectively. The Company paid the Sellers $17,000,000 (plus the purchase price of certain inventory), subject to certain adjustments, of which $1,500,000 was in the form of a promissory note secured by first priority mortgages or deeds of trust on certain stores and assumed $350,000 of debt. The terms and conditions of the acquisition were determined upon arms length negotiations between the Company and Sellers and are set forth in the Asset Purchase and Sale Agreement by and among the Sellers and the Company, dated as of April 23, 1996 (the "Purchase Agreement"). No material relationship exists between the Company and the Sellers.

    The Purchase Agreement, filed as Exhibit 1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on May 3, 1996, is incorporated herein by reference.

    The Company financed the transaction with borrowings under the Company's Senior Credit Facility, as amended.

                         ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                                    Not Applicable

               ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                    Not Applicable

                                ITEM 5.   OTHER EVENTS

                                    Not Applicable

                   ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

                                    Not Applicable

                     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS




              ITEM 7(a)   FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED



                               REGENT INVESTMENTS, INC.

                                 Financial Statements

                                December 31, 1995 and 1994

                      (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP
2100 Dominion Tower
999 Waterside Drive
Norfolk, VA 23510






                             INDEPENDENT AUDITORS' REPORT

The Board of Directors
Regent Investments, Inc.:

We have audited the accompanying balance sheets of Regent Investments, Inc. as of December 31, 1995 and 1994, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regent Investments, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                            /s/ KPMG Peat Marwick LLP




March 13, 1996

                                 REGENT INVESTMENTS, INC.
                                     Balance Sheets
                                December 31, 1995 and 1994



         Assets                                         1995           1994
         ------                                      -----------    -----------
Current assets:
  Cash                                               $   534,173        957,012
  Receivables:
    Trade accounts, less allowance for doubtful
      accounts of $17,785 in 1995                        192,925        382,785
    Advances to stockholders (note 2)                  1,750,799          --
    Other, including current installments of
      notes receivable (note 2)                          227,862        158,878
                                                     -----------    -----------
        Total receivables                              2,171,586        541,663
                                                     -----------    -----------
  Inventories (notes 4, 8 and 9):
    FlFO cost                                          2,554,105      2,605,193
    Less LIFO reserve                                    359,800        282,100
                                                     -----------    -----------
                                                       2,194,305      2,323,093
                                                     -----------    -----------
  Prepaid expenses                                       107,272         97,466
                                                     -----------    -----------
        Total current assets                           5,007,336      3,919,234
                                                     -----------    -----------

Property and equipment (notes 8 and 9):
  Land                                                   887,249        720,399
  Store equipment and fixtures                         3,170,829      2,908,411
  Buildings and service stations                       3,599,114      2,823,370
  Pumps, tanks and equipment                           6,365,240      5,815,918
  Transportation equipment                               176,851        197,959
                                                     -----------    -----------
                                                      14,199,283     12,466,057
  Less accumulated depreciation                        6,836,394      5,814,464
                                                     -----------    -----------

        Net property and equipment                     7,362,889      6,651,593
                                                     -----------    -----------
Intangible assets, net (note 7)                           39,050         60,350
Long-term notes receivable, excluding current
  installments                                           160,622        238,343
Deferred loan costs, net                                   8,179         40,895
Other assets (note 6)                                    364,637        411,911
                                                     -----------    -----------
                                                     $12,942,713     11,322,326
                                                     -----------    -----------
                                                     -----------    -----------


   Liabilities and Stockholders' Equity                 1995           1994
   ------------------------------------              -----------    -----------

Current liabilities:
  Current installments of long-term debt (note 8)    $   258,240        924,003
  Current installments of obligations under
    noncompete agreements                                 --            110,161
  Advances on bank line of credit (note 9)               859,093        310,510
  Advances from shareholders                              --            210,758
  Accounts payable                                     2,784,262      3,034,322
  Accrued expenses (note 12)                           3,239,182      1,579,999
                                                     -----------    -----------
        Total current liabilities                      7,140,777      6,169,753
                                                     -----------    -----------

Long-term debt, excluding current
  installments (note 8)                                 672,017         238,430
Environmental remediation (note 12)                     400,000          --
                                                     -----------    -----------
        Total liabilities                             8,212,794       6,408,183
                                                     -----------    -----------

Stockholders' equity:
  Common stock, 5,000 shares authorized,
    1,000 shares issued                                 500,000         500,000
  Additional paid-in capital                          1,500,000       1,500,000
  Retained earnings                                   2,729,919       2,914,143
                                                     -----------    -----------

        Total stockholders' equity                    4,729,919       4,914,143
                                                     -----------    -----------

Commitments, contingencies and subsequent event
  (notes 5, 11, 12 and 13)                          -----------    -----------
                                                    $12,942,713     11,322,326
                                                    -----------    -----------
                                                    -----------    -----------


See accompanying notes to financial statements.

                               REGENT INVESTMENTS, INC.

                     Statements of Earnings and Retained Earnings

                        Years ended December 31, 1995 and 1994


                                                        1995          1994
                                                    ------------   ----------

Sales and operating revenues                        $ 84,965,926   81,280,439
Cost of sales                                         66,900,651   64,132,393
                                                    ------------   ----------

          Gross profit                                18,065,275   17,148,046
                                                    ------------   ----------

Operating expenses:
   Selling, service and distribution                  13,758,162   13,882,737
   General and administrative (note 7)                 4,160,825    2,671,040
                                                    ------------   ----------

                                                      17,918,987   16,553,777
                                                    ------------   ----------

          Operating income                               146,288      594,269
                                                    ------------   ----------

Other income (deduction):
   Interest income                                        41,324       59,867
   Interest expense                                     (174,450)    (213,709)
   Gain on disposal of property and equipment, net        52,958       81,390
   Other, net                                            169,908       47,237
                                                    ------------   ----------

                                                          89,740      (25,215)
                                                    ------------   ----------

          Net earnings                                   236,028      569,054

Retained earnings at beginning of year                 2,914,143    2,814,091

Distributions to stockholders                           (420,252)    (469,002)
                                                    ------------   ----------

Retained earnings at end of year                    $  2,729,919    2,914,143
                                                    ------------   ----------
                                                    ------------   ----------

See accompanying notes to financial statements.

                               REGENT INVESTMENTS, INC.
                               Statements of Cash Flows
                        Years ended December 31, 1995 and 1994



                                                          1995        1994
                                                       ----------  -----------

Cash flows from operating activities:
    Net earnings                                       $   236,028     569,054
                                                      -----------    ----------
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
         Increase (decrease) in allowance for
           doubtful accounts                                17,785     (13,059)
         Increase in LIFO reserve                           77,700     110,200
         Increase in environmental remediation             500,000        --
         Depreciation and amortization                   1,424,397   1,554,970
         Gain on disposal of property and
           equipment, net                                  (52,958)    (81,390)
         Decrease (increase) in notes receivable          (110,000)    247,000
         Change in assets and liabilities:
            Receivables                                    180,110    (102,903)
            Inventories                                     51,088     (10,971)
            Prepaid expenses                                (9,806)      3,297
            Accounts payable                              (250,060)    363,491
            Accrued expenses                             1,559,183    (405,179)
                                                       -----------  ----------
               Total adjustments                         3,387,439   1,665,456
                                                       -----------  ----------
               Net cash provided by
                 operating activities                    3,623,467   2,234,510
                                                       -----------  ----------

Cash flows from investing activities:
    Proceeds from disposal of property and equipment       123,459     989,830
    Acquisitions of property and equipment              (1,452,178) (2,028,254)
    Principal payments received on notes receivable        110,702     161,337
    Advances to stockholders                            (1,750,799)      --
    Decrease in other assets                                47,274      21,816
                                                       -----------  ----------
               Net cash used in investing activities    (2,921,542)   (855,271)
                                                       -----------  ----------
Cash flows from financing activities:
    Net proceeds from bank line of credit                  548,583     310,510
    Net proceeds (payments) from advances from
      shareholders                                        (210,758)    210,758
    Principal payments on long-term debt                  (932,176) (1,853,958)
    Principal payments on noncompete agreements           (110,161)   (209,241)
    Stockholder distributions                             (420,252)   (469,002)
                                                       -----------  ----------
               Net cash used in financing activities    (1,124,764) (2,010,933)
                                                       -----------  ----------
Net decrease in cash                                      (422,839)   (631,694)

Cash at beginning of year                                  957,012   1,588,706
                                                       -----------  ----------
Cash at end of year                                    $   534,173     957,012
                                                       -----------  ----------
                                                       -----------  ----------

Supplemental disclosure of cash flow information -
    Cash paid during the year for interest            $    178,289     279,719
                                                       -----------  ----------
                                                       -----------  ----------



Supplemental information on noncash investing and financing activities -

    During the year ended December 31, 1995, the Company purchased the assets and land of three stores through notes payable in the amount of $700,000.

See accompanying notes to financial statements.

                         REGENT INVESTMENTS, INC.
                      Notes to Financial Statements
                       December 31, 1995 and 1994



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) OPERATIONS

        Regent Investments, Inc. (Regent; the Company) is engaged in the operation of 51 convenience stores and a gasoline distribution business which provides gasoline to the convenience stores and unrelated customers. The Company operates throughout the eastern shore of Virginia, Maryland and Delaware. The Company only grants credit to local gas retail customers.

    (b) INVENTORIES

        Inventories are stated at the lower of cost or market. The last-in, first-out (LIFO) cost method is used to value inventories.

    (c) PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost. Buildings and equipment are depreciated over the estimated useful lives of the respective assets, primarily using the straight-line method.

    (d) INTANGIBLE ASSETS

        Intangible assets are comprised of noncompete agreements which are being amortized on a straight-line basis over five year periods.

    (e) INCOME TAXES

        Income or loss of the Company is required to be reported by the individual stockholders on their income tax returns rather than by the Company. Accordingly, earnings of the Company are taxable to the individual stockholders rather than to the Company.

    (f) USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) RELATED PARTY TRANSACTIONS

    During 1995, the Company advanced the stockholders $1,750,799 which is non-interest bearing and payable on demand.

    Included in other receivables at December 31, 1995 is an amount due from a related party in the amount of $110,000.

    During 1994, the Company sold land and buildings with a net book value of $807,292 for $750,000 to a related party.

(3) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. The methods and assumptions used to estimate the fair value of each class of financial instrument are also described below. FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, which is effective for the Company for 1995, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                               (Continued)

    Long-term notes receivable with a carrying value of $160,622 have a fair value which approximates the carrying value. The fair value is determined as the present value of expected future cash flows discounted at the interest rate currently offered by the Company, which approximates rates currently offered by local lending institutions for loans of similar terms to companies with comparable credit risk.

    Long-term debt with a carrying value of $672,017 has a fair value which approximates the carrying value. This fair value is estimated by discounting the future cash flows of the instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers.

    All other financial assets and liabilities have a carrying value which approximates the fair value due to the short maturity of those instruments.

(4) INVENTORIES

    A summary of inventories for comparative purposes is as follows:




                                   1995                       1994
                         -----------------------     ----------------------
                             LIFO          FIFO         LIFO         FIFO
                         ----------     ---------    ---------    ---------

  Gasoline               $  746,273       903,273      775,502      905,902

  Convenience store
    merchandise           1,448,032     1,650,832    1,547,591    1,699,291
                         ----------     ---------    ---------    ---------

                         $2,194,305     2,554,105    2,323,093    2,605,193
                         ----------     ---------    ---------    ---------
                         ----------     ---------    ---------    ---------

    For the years ended December 31, 1995 and 1994, earnings on a LIFO basis were $77,700 and 110,200, respectively, less than if computed on a FIFO basis.

(5) LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1995 are as follows:



                                                        Operating
                                                         leases
                                                       ----------
                  1996                                 $1,367,484
                  1997                                  1,306,802
                  1998                                  1,094,599
                  1999                                    162,011
                  2000                                     46,596
                  Thereafter                               63,224
                                                       ----------
                        Total minimum lease payments   $4,040,716
                                                       ----------
                                                       ----------


    Regent has noncancelable operating lease agreements for convenience stores and office facilities at December 31, 1995. The leases expire during the next one to eight years. The operating lease agreements generally allow for renewal periods of five to ten years. Total rental expense for operating leases in 1995 and 1994 was approximately $1,450,000 and $1,500,000, respectively, including payments to related parties of approximately $260,000 and $229,000 in 1995 and 1994, respectively.


                                                                 (Continued)

    As a result of the sale of auto parts stores in 1993, the Company has guaranteed four operating leases that were assigned to the purchasers of the stores. Such leases call for annual payments of approximately $60,000 through 1999.

(6) OTHER ASSETS

    Included in other assets is a 7% investment in a limited partnership. The investment is accounted for under the equity method and has a carrying value of $358,710 and $378,184 at December 31, 1995 and 1994, respectively.

(7) INTANGIBLE ASSETS

    Included in intangible assets at December 31, 1995 and 1994 are noncompete agreements valued at $39,050 and $60,350, respectively, net of accumulated amortization of
    $67,450 and $46,150.

    Amortization expense of noncompete agreements totalled $21,300 and $194,422 in 1995 and 1994, respectively, and is included in general and administrative operating expenses.

(8) LONG-TERM DEBT

    A summary of the long-term debt as of December 31, 1995 and 1994 follows:

                                                     1995            1994
                                                   ---------      -----------
        Note payable to bank, interest
        rate at 7.56%, due in monthly
        principal installments of
        $76,667, plus interest. The note is
        secured by a blanket security
        interest in assets of the Company,
        and is guaranteed by the stockholders
        and a Stock Pledge Agreement covering
        all stock of Regent. Principal
        installments, plus interest, are due
        monthly until March 1996                   $ 228,000       1,148,000


        9% note payable due to an individual
        in monthly installments of $428 which
        include principal and interest,
        through March 1998                            10,430          14,433


        8% notes payable due to an individual
        in monthly installments of $6,690 which
        include principal and interest,
        through September 2010, secured
        by property and equipment                    691,827           --
                                                   ---------      -----------

        Total long-term debt                         930,257       1,162,433

        Less current installments of
        long-term debt                               258,240         924,003
                                                   ---------      -----------

        Long-term debt, excluding
        current installments                        $672,017      $  238,430
                                                   ---------      -----------
                                                   ---------      -----------


    The aggregate maturities of long-term debt after December 31, 1995 are as follows: 1996, $258,240; 1997, $32,797; 1998, $31,601; 1999, $32,852;
    2000, $35,579 and thereafter, $539,188.

                                                                   (Continued)

    The Company is subject to certain covenants under the debt agreements. At December 31, 1995, the Company was in compliance with such covenants or received waivers in instances of noncompliance.

(9) LINE OF CREDIT AGREEMENT

    The Company has a line of credit agreement with a local bank. The line of credit carries an interest rate at the bank's prime rate and is due on demand. The total line commitment amount is $2,000,000 and it is secured by the same assets as the 7.56% note payable to bank (see note
    8). It is reviewed annually for renewal. At December 31, 1995 there was $859,093 outstanding under the line of credit and at December 31, 1994 there was $310,510 outstanding.

(10) PROFIT-SHARING RETIREMENT PLAN

    Regent has a profit-sharing plan, the Regent Investments, Inc. Employee Savings and Profit Sharing Plan (the Plan), covering substantially all full-time employees. Employees become members of the Plan on the January 1st or July 1st following the completion of 1,000 hours of service. The Plan is exempt from Federal income taxes under Section 401(a) of the Internal Revenue Code.

    Under the Plan, participants are allowed to make contributions of not less than 1% nor more than 15% of their annual compensation. Regent will contribute on behalf of each participant, amounts equal to 50% of the participant contribution up to 6% of the participant's annual compensation. Employee contributions totaled approximately $121,000 and $126,000 for the years ended December 31, 1995 and 1994, respectively. Matching contributions totaled approximately $50,000 for each year.

    The Plan also provides for profit sharing contributions which are determined by Regent at its sole discretion, subject to limitations imposed by the Internal Revenue Service. These contributions are allocated among the members based on a percentage of eligible members compensation. There were no profit sharing contributions made in 1995 or 1994.

    Participants are fully vested in their contribution balances at all times. Participants become vested in the matching and profit sharing contribution balances based upon years of service; vesting increases in 20% increments with each year of service beginning with the second year of service.

    Members also become fully vested in the matching and profit sharing contributions to the Plan upon normal retirement at age 65, disability, death, Plan termination, or permanent discontinuance of contributions by Regent. Management maintains the right to amend or terminate the Plan without the consent of members.

(11) LETTERS OF CREDIT

    The Company has $2,000,000 in open letters of credit which relate to compliance with various state pollution requirements.

(12) ENVIRONMENTAL REMEDIATION

     The Company has identified environmental contamination associated with 18 underground storage tank sites it operates. The Company engaged an environmental consultant to develop a remediation work plan to satisfy clean-up criteria of the applicable state regulatory agencies. Utilizing the remediation plan developed by the environmental consultant, the Company developed an estimate of future cash payments for the remediation plan.

                                                                   (Continued)

     The total estimated aggregate cost of $500,000 is principally related to treatment of contaminated soil and is expected to be paid $100,000 in 1996 and the balance in 1997. The aggregate undiscounted amount has been accrued since it represents management's best estimate of the cost, but the payments are not considered to be fixed and reliably determinable. The estimate of costs and their timing of payment could change as a result of changes to the plan required by state regulatory agencies and unforeseen circumstances existing at the site.

(13) SUBSEQUENT EVENT

     On February 13, 1996, the Company signed a letter of intent to sell substantially all operating assets of property, equipment and inventory of the Company to an unrelated party. While final proceeds have not yet been determined, it is expected that the transaction will result in a net gain.

                 ITEM 7(b). PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma statements of operation reflect the combined financial operations of the Company and the impact of those certain assets acquired from the Sellers on July 11, 1996. In preparing the pro forma information, adjustments have been made to the Sellers' financial statements to only include the assets that were acquired by the Company. The acquired operations have business locations in Delaware, Maryland and Virginia.

The preliminary allocation of the $17.35 million purchase price is as follows:



                      Land                        $   170,000
                      Buildings                   $ 1,571,550
                      Equipment                   $ 4,028,450
                      Covenant not to compete     $   200,000
                      Dealer contracts            $ 2,400,000
                      Goodwill                    $ 8,980,000
                                                  -----------
                      Total                       $17,350,000
                                                  -----------
                                                  -----------

The addition of these assets, and the related amortization and depreciation, and the debt financing of the acquisition are the only adjustments necessary for preparation of the pro forma statements of operations. The acquisition described above, for the purpose of preparing the pro forma statements of operations assumes it was completed on July 1, 1995.

The acquisition was accounted for as a purchase transaction, therefore future statements will be consolidated only from the date of purchase. The purchase price has been financed through an amendment to an existing loan agreement with the Company's primary lender. The amendment provides for quarterly loan repayments of $125,000 in fiscal year ending June 30, 1997, $187,500 in fiscal year ending June 30, 1998 and 1999, $312,000 in fiscal year ending June 30, 2000 and balloon payments in fiscal years 2001, 2002, 2003 and 2004 (See the Fourth Amended and Restated Credit and Term Loan Agreement dated as of July 8, 1996).

The pro forma statements of operation for the year ended June 30, 1995 and the nine months ended March 31, 1996 and balance sheet as of March 31, 1996 are not necessarily indicative of the results which actually would have occurred had the transaction been in effect on the date and for the periods indicated or which may result in the future.

                     GRIFFITH CONSUMERS COMPANY AND SUBSIDIARIES
                               PRO FORMA BALANCE SHEET
                                 AS OF MARCH 31, 1996


                                                                     REGENT
ASSETS:                                               GRIFFITH     ACQUISITION      PRO FORMA
- -------                                             ------------   ------------   ------------
CURRENT ASSETS:
- ---------------
    Cash                                            $  2,684,166   $  3,941,590   $  6,625,756
    Accounts and notes receivable less
     allowance for bad debts                          17,600,681              0     17,600,681
    Inventories                                        2,882,874              0      2,882,874
    Other current assets                               1,744,693        213,651      1,958,344
                                                     -----------   ------------  -------------
         TOTAL CURRENT ASSETS                         24,912,414      4,155,241     29,067,655

PLANT, PROPERTY AND EQUIPMENT:
- ------------------------------
    Land                                               5,570,189        170,000      5,740,189
    Buildings                                          1,837,578      1,571,550      3,409,128
    Machinery and Equipment                           15,178,141      4,028,450     19,206,591
                                                     -----------   ------------  -------------
                                                      22,585,908      5,770,000     28,355,908
    Less: Allowances for Depreciation                  4,993,145              0      4,993,145
                                                     -----------   ------------  -------------
                                                      17,592,763      5,770,000     23,362,763



INTANGIBLES:
- ------------
    Customer and service accounts                     37,244,315              0     37,244,315
    Covenants not to compete                           2,936,564        200,000      3,136,564
    Goodwill                                          38,848,703      8,980,000     47,828,703
    Other intangibles                                    836,344      2,400,000      3,236,344
                                                     -----------   ------------  -------------
                                                      79,865,926     11,580,000     91,445,926
    Less: Allowances for Amortization                  9,530,538              0      9,530,538
                                                     -----------   ------------  -------------
                                                      70,335,388     11,580,000     81,915,388

    Long-term Notes Receivable                         1,128,267              0      1,128,267
    Deferred Costs                                     3,168,294      1,836,349      5,004,643
                                                     -----------   ------------  -------------


TOTAL ASSETS                                       $ 117,137,126   $ 23,341,590  $ 140,478,716
                                                     -----------   ------------  -------------
                                                     -----------   ------------  -------------



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     GRIFFITH CONSUMERS COMPANY AND SUBSIDIARIES
                               PRO FORMA BALANCE SHEET
                                 AS OF MARCH 31, 1996



                                                                      REGENT
LIABILITIES AND SHAREHOLDER'S EQUITY                  GRIFFITH     ACQUISITION      PRO FORMA
- -----------------------------------                 ------------   ------------   ------------
CURRENT LIABILITIES:
- --------------------
    Accounts Payable                                $  8,659,727    $         0   $  8,659,727
    Accrued Expenses                                   3,407,200      1,491,590      4,898,790
    Deferred Revenue                                   1,912,029                     1,912,029
    Income Taxes Payable                                 464,212              0        464,212
    Other Taxes Payable                                  700,326              0        700,326
    Current Portion of Long-Term Debt                  5,124,660        500,000      5,624,660
                                                     -----------   ------------  -------------
TOTAL CURRENT LIABILITIES                             20,268,154      1,991,590     22,259,744

LONG-TERM DEBT, LESS
    CURRENT PORTION                                   67,797,222     21,350,000     89,147,222
DEFERRED INCOME TAXES                                  8,871,063                     8,871,063
POST-RETIREMENT EMPLOYEE BENEFITS
    AND OTHER                                          1,602,916              0      1,602,916
                                                     -----------   ------------  -------------
TOTAL LIABILITIES                                     98,539,355     23,341,590    121,880,945


SHAREHOLDER'S EQUITY:
- ---------------------
    COMMON STOCK, par value $.01 per share,
      100 shares, authorized, issued and
      outstanding                                              1              0              1
    additional paid-in capital                        20,691,323              0     20,691,323
    retained deficit                                ( 2,093,553)              0   ( 2,093,553)
                                                     -----------   ------------  -------------
TOTAL SHAREHOLDER'S EQUITY                            18,597,771              0     18,597,771
                                                     -----------   ------------  -------------

TOTAL LIABILITIES AND SHAREHOLDER'S
    EQUITY                                        $  117,137,126 $   23,341,590 $  140,478,716
                                                     -----------   ------------  -------------
                                                     -----------   ------------  -------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     GRIFFITH CONSUMERS COMPANY AND SUBSIDIARIES
                          PRO FORMA STATEMENT OF OPERATIONS
                           NINE MONTHS ENDED MARCH 31, 1996



                                                   ACQUISITION
                                      GRIFFITH      OF CERTAIN      PRO FORMA
                                      CONSUMERS      ASSETS OF     ADJUSTMENTS
                                      COMPANY &       REGENT         INCREASE       PRO FORMA
                                     SUBSIDIARIES   INVESTMENTS     (DECREASE)       RESULTS
                                    -------------  ------------    -----------    -----------

SALES (Note 2)                      $  153,752,127  $  61,064,550   $          0  $  214,816,677
COST OF SALES
    (Note 2)                           117,837,581     48,105,422              0     165,943,003
                                    --------------  -------------   -------------   -------------
    GROSS PROFIT                        35,914,546     12,959,128              0      48,873,674

GENERAL AND
    ADMINISTRATIVE
    EXPENSES                            21,917,468     11,907,804              0      33,825,272

DEPRECIATION
     (Note 3)                            3,074,619      1,060,850     (  379,100)      3,756,369
AMORTIZATION
    (Note 4)                             5,121,688         40,500        950,250       6,112,438
                                    --------------  -------------   -------------   -------------
    OPERATING INCOME                     5,800,771     (   50,026)    (  571,150)      5,179,595

INTEREST
    EXPENSE
    (Note 5)                             7,049,527        107,065      1,340,435       8,497,027
OTHER INCOME                               480,029        912,468              0       1,392,497
                                    --------------  -------------   -------------   -------------
    (LOSS) INCOME
    BEFORE INCOME TAX                   (  768,727)       755,377    ( 1,911,585)    ( 1,924,935)

INCOME TAX (BENEFIT)
    EXPENSE                             (  142,942)       294,597    (   745,518)    (   593,863)
                                    --------------  -------------   -------------   -------------
    NET INCOME (LOSS)                   ($ 625,785)    $  460,780    ($1,166,067)   ($ 1,331,072)
                                    --------------  -------------   -------------   -------------
                                    --------------  -------------   -------------   -------------


SEE NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

                     GRIFFITH CONSUMERS COMPANY AND SUBSIDIARIES
                          PRO FORMA STATEMENT OF OPERATIONS
                               YEAR ENDED JUNE 30, 1995


                                                      ACQUISITION
                                         GRIFFITH      OF CERTAIN      PRO FORMA
                                        CONSUMERS       ASSETS OF     ADJUSTMENTS
                                        COMPANY &        REGENT        INCREASE         PRO FORMA
                                       SUBSIDIARIES    INVESTMENTS     (DECREASE)        RESULTS
                                      -------------   -------------   ------------     -------------
SALES (Note 2)                        $  178,491,341  $  83,828,650   $          0     $ 262,319,991
COST OF SALES
    (Note 2)                             140,243,751     65,671,268              0       205,915,019
                                      -------------   -------------   ------------     -------------
    GROSS PROFIT                          38,247,590     18,157,382              0        56,404,972

GENERAL AND
    ADMINISTRATIVE
    EXPENSES                              28,225,449     15,022,992              0        43,248,441
DEPRECIATION
    (Note 3)                               3,441,274      1,414,191     (  505,191)        4,350,274
AMORTIZATION
    (Note 4)                               5,984,725         72,922      1,248,078         7,305,725
                                      -------------   -------------   ------------     -------------
    OPERATING INCOME                         596,142      1,647,277     (  742,887)        1,500,532

INTEREST EXPENSE
    (Note 5)                               6,294,112        143,643      1,786,357         8,224,112
OTHER INCOME                               1,050,470      1,135,287              0         2,185,757
                                      -------------   -------------   ------------     -------------
    (LOSS) INCOME BEFORE
    INCOME TAXES                         ( 4,647,500)     2,638,921    ( 2,529,244)      ( 4,537,823)

INCOME TAX (BENEFIT)
    EXPENSE                              ( 1,596,487)     1,029,179     (  986,405)      ( 1,553,713)
                                      -------------   -------------   ------------     -------------
    NET INCOME (LOSS)                    ($3,051,013)    $1,609,742    ($1,542,839)      ($2,984,110)
                                      -------------   -------------   ------------     -------------
                                      -------------   -------------   ------------     -------------

SEE NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTES TO PRO FORMA FINANCIAL STATEMENTS
- ---------------------------------------

1. The pro forma statement of operations for the year ended June 30, 1995 includes the sales, cost of sales, general and administrative expenses, depreciation, amortization, interest and other income of the acquired operations of the Sellers for the 12 months ended September 30, 1995. The 12 month period ending September 30, 1995 was calculated by deducting the quarter ending December 31, 1995 and adding the quarter ending December 31, 1994 to audited year end financials for December 31, 1995. The pro forma statements of operations for the nine months ended March 31, 1996 include the results of operations of the Sellers for the period July 1, 1995 through March 31, 1996.

2. Regent annual sales and cost of sales have been adjusted to include only those assets that were acquired by the Company.

3. Depreciation has been adjusted to reflect the fixed assets purchased by the Company from the Sellers. Buildings are being depreciated over fifteen years while equipment and vehicles are over five years. All fixed assets are depreciated under the straight-line method.

4. Amortization of covenants not to compete is over seven years, dealer contracts are amortized over a period of five years, and goodwill is amortized over a period of fifteen years. All intangibles are amortized using the straight-line method.

5. Interest expense has been adjusted to reflect the interest expense on the $21,850,000 of debt incurred to finance the purchase of the Sellers.

6. Income tax effect for the pro forma is computed at the Company's statutory tax rate for the applicable period.

    C.   EXHIBITS.

         None


                   ITEM 8.   CHANGE IN FINANCIAL YEAR

                             Not Applicable


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 GRIFFITH CONSUMERS COMPANY




Dated:  September 26, 1996       By:  /S/ RAYMOND R. MCKENZIE, JR.
                                     ------------------------------------------
                                 Name: Raymond R. McKenzie, Jr.
                                 Its:  Vice President - Finance (Authorized
                                       Officer and Principal Financial Officer)